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                                                                   Exhibit 23.1

                     [LETTERHEAD OF COOPERS & LYBRAND L.L.P]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Geotek Communications, Inc. (the "Company") on Form S-3 of our report, which includes a reference to the report of other auditors and explanatory paragraph as to the Company's ability to continue as a going concern, dated March 16, 1998 on our audits of the consolidated financial statements and consolidated financial statement schedule of Geotek Communications, Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997, which report is included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.



/s/ COOPERS & LYBRAND L.L.P.
New York, New York

April 20, 1998